1 Unless otherwise specified, comparisons in this presentation are between 2Q23 and 2Q24. Second Quarter 2024 Financial and operating results for the period ended June 30, 2024 July 29, 2024 Exhibit 99.3

2 Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on July 29, 2024, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – Financials – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures IMPORTANT LEGAL INFORMATION

3 OUR PURPOSE We secure the future of middle-income America. OUR MISSION We secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.

4 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Operational Highlights  8th consecutive quarter of strong sales momentum – Total new annualized premiums (NAP) up 4% – Annuity collected premiums up 9%  Total producing agent count (PAC) up 5%; 6th consecutive quarter of growth  Policyholder and client assets up 9%  Recent new product introductions and successful recruiting strategies driving growth momentum Financial Highlights QUARTER IN REVIEW Strength in production, earnings and capital  Operating EPS1 of $1.05, up 94% – Strong underwriting and investment income results  New money rate above 6% for the 6th consecutive quarter, average yield on allocated investments up 16 basis points  Capital and liquidity remain above target levels; strong free cash flow generation – Issued $700 million of senior unsecured notes  Returned $77 million to shareholders  Book value per diluted share excluding AOCI1 was $36.00, up 11%

GROWTH SCORECARD

Growth in all scorecard metrics

		2023				2024		Change
		2Q	3Q	4Q	FY	1Q	2Q	vs 2Q23
PRODUCTION	**New Annualized Premiums**[1]	**$98.7**	**$98.3**	**$96.1**	**$389.7**	**$104.5**	**$102.9**	**4.3%**
	Consumer	85.6	83.1	81.8	336.2	91.5	87.4	2.1%
	Worksite	13.1	15.2	14.3	53.5	13.0	15.5	18.3%
	Annuity Collected Premiums	**$401.8**	**$372.2**	**$438.3**	**$1,583.2**	**$393.3**	**$439.1**	**9.3%**
	Fee Revenue[2]	**$29.4**	**$27.9**	**$69.0**	**$177.6**	**$50.5**	**$32.0**	**8.8%**
	Policyholder and Client Assets	**$14,272**	**$14,357**	**$14,804**	--	**$15,169**	**$15,509**	**8.7%**
	Annuity Account Values	11,344	11,452	11,636	--	11,723	11,882	4.7%
	Client Assets in BD and Advisory[3]	2,928	2,905	3,168	--	3,446	3,627	23.9%
DISTRIBUTION	**Producing Agent Counts**	**4,589**	**4,588**	**4,573**	--	**4,690**	**4,811**	**4.8%**
	Consumer	4,279	4,267	4,224	--	4,322	4,422	3.3%
	Worksite	310	321	349	--	368	389	25.5%
INVESTMENTS & CAPITAL	**Average Book Value of Investments & Cash**	**$26,900**	**$27,288**	**$27,649**	--	**$27,897**	**$28,577**	**6.2%**
	Average Yield on Allocated Investments	**4.65%**	**4.69%**	**4.68%**	**4.66%**	**4.70%**	**4.81%**	**16 bps**
	New Money Rate	6.32%	6.03%	6.92%	--	6.17%	6.41%	9 bps
	Book Value per Diluted Share x AOCI[4]	**$32.34**	**$33.75**	**$33.94**	--	**$34.97**	**$36.00**	**11.3%**
	2-year CAGR	13.9%	14.6%	12.4%	--	11.2%	8.6%	--

(dollars in millions)

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.

2 Represents fee revenue from the sales of third-party insurance products; fees generated by our broker/dealer and registered investment advisor; fee revenue earned by Optavise.

3 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts.

4 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO FINANCIAL GROUP

5

CONSUMER DIVISION UPDATE

Successful execution delivering consistent and sustainable sales growth; 7th consecutive quarter of sales growth

Operational Highlights	▪ Life and Health NAP up 2%, field agent NAP up 8% ▪ Health NAP up 18%; Medicare Supplement NAP up 16%; LTC NAP up 88% ▪ Annuity collected premiums up 9%; account value up 5% ▪ Medicare Advantage policies sold up 78% ▪ Client assets in brokerage and advisory up 24% to a record $3.6B – New accounts up 9%
Distribution Highlights	▪ PAC up 3%, 6th consecutive quarter of growth – Recruiting up 1%, 8th consecutive quarter of growth ▪ Agent productivity and retention remain strong ▪ Continued disciplined and opportunistic approach to D2C advertising spend ▪ NAP generated from web/digital channels up 4%, now represents ~28% of total D2C

CNO FINANCIAL GROUP 6

7 WORKSITE DIVISION UPDATE Insurance sales momentum continues; 9th consecutive quarter of NAP growth  Life and Health NAP up 18% – At least +15% growth in 8 of the last 9 quarters  New products driving growth – Accident product up 27% – Critical Illness product up 16%  Fee sales1 up 24%  New employer groups up 8%  PAC up 25%, first-year PAC up 33%  Agent productivity up 7%  Continued success with geographic expansion, contributing 32% of NAP growth in the quarter Operational Highlights Distribution Highlights 1 Fee sales represents the annualized value of fee-based services contracts executed in the quarter.

81 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. $114.6$62.3Net operating income1 109.3115.6 Weighted average shares outstanding (in millions) $0.54 $1.05 Net operating earnings per share1 Second Quarter 2024 (dollars in millions, except where noted) Earnings Results FINANCIAL HIGHLIGHTS Operating EPS growth driven by strong results across the board 2Q23 2Q24  Operating EPS1 of $1.05, up 94% — Strong insurance product margins across all major product lines — NII allocated to products, benefiting from growing asset base and 16 bps improvement in yield — NII not allocated to products benefitting from improved alternative investment returns  Capital position supported by strong free cash flow generation and recent debt offering  $60 million of share repurchases  Operating ROE1 excluding significant items, as adjusted, of 10.0%. As reported Operating ROE1 of 11.2%

INSURANCE PRODUCT MARGIN

Strong underwriting margin across all major product lines

Insurance Product Margin Excluding Significant Items[1]

	2Q23	3Q23	4Q23	1Q24	2Q24
Annuity	**$57.1**	**$57.0**	**$50.7**	**$52.0**	**$76.1**
Fixed indexed annuities	$47.6	$47.2	$41.5	$43.4	$49.9
Fixed interest annuities	$8.7	$8.4	$7.7	$7.6	$8.7
Other annuities	$0.8	$1.4	$1.5	$1.0	$17.5
Health	**$108.2**	**$123.2**	**$124.1**	**$123.0**	**$135.9**
Supplemental health	$59.9	$62.8	$66.5	$65.4	$65.1
Medicare supplement	$32.3	$37.2	$31.9	$26.5	$35.5
Long-term care	$16.0	$23.2	$25.7	$31.1	$35.3
Life	**$57.9**	**$59.8**	**$65.9**	**$54.6**	**$63.1**
Interest sensitive life	$24.1	$22.9	$25.0	$22.5	$23.9
Traditional life	$33.8	$36.9	$40.9	$32.1	$39.2
Total Margin	**$223.2**	**$240.0**	**$240.7**	**$229.6**	**$275.1**

Highlights

Annuity margin

- Fixed Indexed Annuities – improved spread benefiting from portfolio optimization trades in the quarter and growth in the block
- Other Annuities – favorable reserve releases due to higher mortality on closed block policies

Health margin

- Supplemental Health – growth in the block
- Medicare Supplement – favorable claims experience
- LTC – favorable claims and growth in the block

Life margin

- Traditional Life – growth in the block and lower nondeferrable advertising expense

(dollars in millions)

1 Excludes $12.9 million favorable annuity unlocking, $22.3 million favorable health unlocking and $1.3 million unfavorable life unlocking in 4Q23. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO FINANCIAL GROUP 9

INVESTMENT RESULTS

Strong net investment income

Investment Income Allocated to Product Lines


6.0%
$300.0
$200.0
$100.0
$-
$238.1
$252.3
2Q 2023
2Q 2024

- Average yield on allocated investments of 4.81% vs. 4.65% in 2Q23
- Average net insurance liabilities[2] up 2%

Investment Income Not Allocated to Product Lines


60%
$300.0
$200.0
$100.0
$-
$28.0
$44.8
2Q 2023
2Q 2024

- Investment income not allocated to product lines up $17 million
- Improved alternative investment income
- FHLB/FABN margins benefited from asset quality and $750 million FABN offering in the quarter

Total Net Investment Income[1]


12%
$300.0
$200.0
$100.0
$-
$266.1
$297.1
2Q 2023
2Q 2024

- New money rate of 6.41%, compared to 6.17% in 1Q24 and 6.32% in 2Q23
- Average book value of invested assets up 6%; 8th consecutive quarter of book yield increase
- Earned yield of 4.71%, compared to 4.06% in 1Q24 and 4.41% in 2Q23

Annuity | Health | Life | Not allocated

(dollars in millions)

1 Reflects sum of allocated and non-allocated investment income. Refer to pages 15-18 of the financial supplement for more information on the components of net investment income.

2 Net insurance liabilities for the purpose of allocating investment income to product lines are equal to: (i) policyholder account balances for annuity products; (ii) total reserves before the fair value adjustments reflected in accumulated other comprehensive income (loss), if applicable, for all other products; less (iii) amounts related to reinsured business; (iv) deferred acquisition costs; (v) the present value of future profits; and (vi) the value of unexpired options credited to insurance liabilities.

CNO FINANCIAL GROUP

10

11 1 Fair Value as of 06/30/2024 PORTFOLIO COMPOSITION High-quality portfolio delivering strong net investment income Highlights General Approach IG Corporates, 42.5% Non- Agency RMBS, 6.2% Mortgage Loans, 7.4% HY Corporates, 2.0% CMBS, 8.7% Municipals, 10.3% ABS, 5.7% Govts/Agency, 3.8% CLO, 4.4% Equities, 0.5% Other Invested Assets, 3.2% Alternatives, 2.5% Policy Loans, 0.5% Cash, 2.5% $28 Billion of Invested Assets1  High degree of liquidity: over 60% of portfolio in corporate and government bonds  Strong credit risk profile — Capital efficient: 97% rated NAIC 1 or 2 — Portfolio average rating A — CRE portfolio performing as expected  Positioned for stable performance across credit cycles  Focus on quality - margin against adverse development  Low impairments through multiple cycles  Embedded asset liability management  Opportunistic investments protect/grow book yield and core earnings power

CAPITAL AND LIQUIDITY OVERVIEW

Capital and liquidity remain above target levels

Consolidated Risk Based Capital (RBC) Ratio[1]


384%
402%
391%
394%
2022
2023
1Q24
2Q24

- Target consolidated RBC ratio of approximately 375%
- RBC variability expected in periods of market volatility

Holding Company Liquidity


$167
$256
$223
$429
2022
2023
1Q24
2Q24

- Target minimum holding company liquidity of $150 million
- Liquidity backstopped by $250 million undrawn revolver
- Issued $700 million in senior unsecured notes in the quarter, $500 million earmarked for repayment of May 2025 maturity
- Staggered debt maturities in 2029 and 2034

Debt to Capital[2]


23.4%
23.1%
22.9%
32.0%
25.5%
2022
2023
1Q24
2Q24

- Target leverage of 25% - 28%
- Reported result of 32.0%[2] includes $500 million note maturing May 2025, expected to be repaid with proceeds from the recent $700 million debt issuance. Excluding this note, debt to capital is 25.5%[2]
- Debt covenant ceiling of 35%
- $180 million in debt capacity to top of target leverage range, assuming repayment of 2025 Notes

Debt to capital[2] excluding $500 million note maturing May 2025

(dollars in millions)

1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.

2 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO FINANCIAL GROUP

12

13 Earnings  $3.30 - $3.50 operating EPS  19.0% – 19.2% expense ratio  ~23% effective tax rate  $200 – $250 million excess cash flow to holding company  375% consolidated RBC ratio target  $150 million minimum holding company liquidity  25% – 28% target leverage Free Cash Flow / Excess Capital 2024 OUTLOOK Raising full-year guidance on earnings and cash flow Guidance excludes significant items

14 4 5 3 2 1 Exclusive focus on underserved middle-income market Significant demographic tailwinds Diverse and integrated "last mile" virtual and in-person model Sustainable growth initiatives delivering results Strong balance sheet and solid free cash flow generation WHY INVEST IN CNO

15 Questions and Answers

16  Cash Flow Profile Slide 17  Broker-Dealer/Registered Investment Advisor Slide 18  Expense Ratio Slide 19  New Money Rate Walk Slide 20  New Money Summary Slide 21  Commercial Mortgage Loans Slide 22  Commercial Mortgage-Backed Securities Slide 23  Long-Term Care Insurance Slide 24  Tax Asset Summary Slide 25 Appendix 1: Quarter in Review

CASH FLOW PROFILE

	For the Quarter		Trailing Twelve Months	
	2Q23	2Q24	2Q23	2Q24
Net Operating Income[1]	$ 62.3	$ 114.6	$ 281.7	$ 407.3
Holding Company Cash Flows:				
Net Dividends (Contributions) from/to Subsidiaries	$ 59.0	$ 56.3	$ 148.6	$ 259.1
Management Fees	29.6	28.4	121.6	115.6
Surplus Debenture Interest	16.6	17.5	67.2	84.6
Earnings on Corporate Investments	3.3	4.8	13.7	17.6
Other	12.5	11.2	3.7	(7.7)
Holding Company Sources of Cash[2]	**121.0**	**118.2**	**354.8**	**469.2**
Holding Company Expenses and Other	(15.6)	(12.7)	(78.7)	(68.0)
Intercompany Tax Receipts (Payments)	4.0	41.6	(19.3)	73.0
Tax Payments	(15.3)	(26.6)	(29.9)	(63.5)
Interest Payments	(28.3)	(28.3)	(60.8)	(60.8)
Excess Cash Flow to Holding Company[2]	**65.8**	**92.2**	**166.1**	**349.9**
Net Proceeds from the Issuance of Notes Payable	-	691.0	-	691.0
Share Repurchases	(29.7)	(59.7)	(64.2)	(219.8)
Dividend Payments to Stockholders	(17.5)	(17.2)	(66.7)	(68.1)
Net Change in Holding Company Cash and Investments	**18.6**	**706.3**	**35.2**	**753.0**
Cash and Investments, Beginning of Period	157.5	222.8	140.9	176.1
Cash and Investments, End of Period	**$ 176.1**	**$ 929.1**	**$ 176.1**	**$ 929.1**
Amounts Invested for the Future Repayment of Notes Payable	0.0	(500.0)	0.0	(500.0)
Available Cash and Investments, End of Period	**$ 176.1**	**$ 429.1**	**$ 176.1**	**$ 429.1**

(dollars in millions)

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions

CNO FINANCIAL GROUP

17

BROKER-DEALER/REGISTERED INVESTMENT ADVISOR

Account values up 24% YoY; Record $3.6 billion in client assets

		2023			2024	
		2Q	3Q	4Q	1Q	2Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ (4.2)	$ 16.7	$ (1.0)	$ 10.5	$ 55.9
	Advisory	41.8	47.8	18.7	57.7	82.9
	Total	$ 37.6	$ 64.5	$ 17.7	$ 68.2	$ 138.8
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,626.1	$ 1,597.6	$ 1,729.8	$ 1,855.6	$ 1,932.2
	Advisory	1,302.0	1,307.6	1,438.2	1,590.4	1,694.6
	Total	$ 2,928.1	$ 2,905.2	$ 3,168.0	$ 3,446.0	$ 3,626.8
Registered Agent Counts[2,3]	Total	695	701	708	710	718

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 303 East Wacker Drive, 5th Floor, Chicago, IL 60601.

2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.

3 Representative counts represent the average of the last 3 months.

(dollars in millions)

CNO FINANCIAL GROUP 18

19 1 Expenses allocated to products plus not allocated to products, divided by the sum of insurance policy income and net investment income allocated to products. Results exclude significant items. 2 See page 28 for a reconciliation of the significant item. EXPENSE RATIO1 (dollars in millions) 2Q 3Q 4Q 1Q 2Q Allocated & Non Allocated Expenses 170.6$ 145.7$ 158.6$ 178.4$ 172.1$ Allocated & Non Allocated Expenses - YTD 346.4 492.1 650.7 178.4 350.5 Significant Items2 -$ (21.7)$ -$ -$ -$ Significant Items - YTD2 - (21.7) (21.7) - - Allocated & Non Allocated Expenses Excluding Significant Items 170.6$ 167.4$ 158.6$ 178.4$ 172.1$ Allocated & Non Allocated Expenses Excluding Significant Items- YTD 346.4 513.8 672.4 178.4 350.5 Policy Income and Net Investment Income Allocated to Products 866.4$ 867.5$ 868.2$ 873.7$ 893.8$ Policy Income and Net Investment Income Allocated to Products - YTD 1,727.6 2,595.1 3,463.3 873.7 1,767.5 Expense Ratio excluding Significant Items 19.7% 19.3% 18.3% 20.4% 19.3% Expense Ratio excluding Significant Items - YTD 20.1% 19.8% 19.4% 20.4% 19.8% Rolling Twelve Months Ratio 19.6% 19.6% 19.4% 19.4% 19.3% 2023 2024

20 NEW MONEY RATE WALK 1QNMR Yield Curve Spread Duration Direct Investment 2Q24 NMR 6.17% 0.30% 0.09% -0.04% -0.11% 6.41%

21 2Q24 General Account New Money Purchases NEW MONEY SUMMARY (dollars in millions) IG Corp BBB 21.6% IG Corp AAA-A 17.0% Municipals 16.9% Residential Mortgage Loans 13.9% CRE Loans 8.1% RMBS 6.2% Alternatives 4.2% ABS 4.1% CLO Debt 3.0% HY Corp 2.5% CMBS 1.8% EM 0.6% $ % GAAP YTM Duration IG Corp BBB 182.0 21.6% 6.17% 7.39 IG Corp AAA-A 143.3 17.0% 5.95% 9.43 Municipals 142.5 16.9% 5.89% 11.23 Residential Mortgage Loans 116.5 13.9% 6.88% 2.96 CRE Loans 68.5 8.1% 5.90% 6.26 RMBS 52.0 6.2% 6.22% 3.20 Alternatives 35.2 4.2% 9.28% 4.04 ABS 34.2 4.1% 6.78% 5.13 CLO Debt 25.2 3.0% 6.45% 6.12 HY Corp 21.1 2.5% 9.40% 1.00 CMBS 14.9 1.8% 6.34% 3.54 EM 5.4 0.6% 6.02% 8.17 Total 840.6 100% 6.41% 6.93

22 Prop Type Avg LTV (%) Apartment 50.2 Industrial 44.0 Mixed Use 42.1 Office 58.7 Other 27.3 Retail 40.2 37.8% 19.5% 19.1% 13.0% 5.4% 5.1% <40% 40-50% 50-60% 60-70% 70-80% >80% Our CRE loan portfolio emphasizes lower risk sectors Our CRE loan portfolio is conservatively margined with cushion for adverse development We emphasize stabilized cash flowing properties DSCR Our CRE loan portfolio is not significantly exposed to 2024/2025 maturity default risk (dollars in millions) % o f T o ta l A U M LTV COMMERCIAL MORTGAGE LOANS M a tu rit ie s ($ m m ) One delinquent loan in the last 8 years Apartment $447.9 36.7% Industrial $341.0 28.0%Mixed Use $15.6 1.3% Office $121.7 10.0% Other $91.0 7.5% Retail $202.6 16.6% $20.1 $9.8 $52.8 $82.3 2024 2025 2026 2027 49.9% 19.2% 18.7% 10.7% 1.5% 0.0% >2.00x 1.70-2.00x 1.40-1.70x 1.15-1.40x 1.00-1.15x <1.00x

23 AAA, $1,794 , 72% AA+, $71 , 3% AA, $43 , 2% AA-, $99 , 4% A+, $100 , 4% A, $101 , 4% A-, $60 , 2% BBB+, $47 , 2% BBB, $91 , 4% BBB-, $12 , 0% BB, $67 , 3% Source: NAIC Loss Scenario Our CMBS investments have significant structural cushion for collateral losses Our holdings have limited loss content in severe scenarios Change in CRE Values – NAIC Scenarios BearBull Estimated Life of Portfolio CNO Principal Loss Our CMBS allocation is tilted toward lower risk property types Our CMBS allocation is highly rated - 91% AAA/AA/A categories 73% of our CMBS investments are considered ‘no-loss’ in 2024 NAIC scenario testing The composition in the 10% credit support bucket: 50% Freddie K, 30% SASB, 20% Conduit. Base Case Loss <50bps. % L o ss A b so rb in g S u b o rd in a tio n in S tr u ct u re (dollars in millions) COMMERCIAL MORTGAGE-BACKED SECURITIES 11% 17% 22% 50% <10 10-15 15-30 >30 CNO Index Multifamily Office Other Industrial Retail Hotel 6.6 8.2 9.2 13.0 18.6 22.2 26.0 32.5 10% 6% -1% -10% -19% -24% -29% -40%

LONG-TERM CARE INSURANCE

Highly differentiated inforce block; Prudently managed

New sales (~$50 million annually) focused on short duration products

- Recent growth due to launch of new LTC Fundamental product
- 99% of new sales for policies with 2 years or less in benefits
- Average benefit period of 12 months
- New business 25% reinsured since 2008

Reserve assumptions informed by historical experience

- No morbidity improvement
- No mortality improvement
- Minimal future rate increases

Favorable economic profile

- Total LTC is just 12.6% of overall CNO insurance liabilities
- Downside risk significantly reduced after 2018 reinsurance transaction
- Average maximum benefit at issuance is $163 per day for inforce block

Block highlights

- Less than 25% of policies have inflation benefits
- 2.3% of policies have lifetime benefits, the median benefit period is 1 year, and the average non-lifetime benefit period is ~1.4 years
- Average attained age is 74.6 years

CNO FINANCIAL GROUP

24

25 Value of NOLs Details  Effective January 1, 2024, the Company changed its method of accounting for indirect costs allocable to self-constructed real estate assets. This tax method change will result in a current year deduction of certain costs previously capitalized under the prior method. As a result, the Company recognized a loss of $985 million in the first quarter of 2024 for tax reporting purposes. In 2024, the loss will offset 100% of non- life taxable income and 35% of life taxable income. Any remaining loss after 2024 can be carried forward indefinitely but will be limited each year to 80% of non-life taxable income and 35% of life taxable income pursuant to tax regulations.  In May 2024, the Internal Revenue Service ("IRS") changed the requirements as it relates to the above tax method accounting change. Previously this tax method accounting change was automatically accepted by the IRS, now the IRS requires companies to obtain approval. The Company requested approval for this method change in June 2024.  Remaining non-life NOLs with expiration dates ranging from 2026 through 2035 are expected to be fully utilized and can offset 100% of non-life taxable income and 35% of life taxable income.  Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $212 million @ 10% discount rate ($1.96 on a per share basis). $297 (dollars in millions) $297 million / $2.75 per diluted share value of remaining NOLs Non-Life NOLs with Expiration Dates (2026-2035) $77 2024 Non-Life Tax Loss $220 TAX ASSET SUMMARY AS OF JUNE 30, 2024

26 Appendix 2: Financial Exhibits Non-GAAP Financial Measures Slides 27 - 41

27 Insurance product margin Annuity 63.6$ (12.9)$ (1) 50.7$ Health 146.4 (22.3) (1) 124.1 Life 64.6 1.3 (1) 65.9 Total insurance product margin 274.6 (33.9) 240.7 Allocated expenses (138.8) - (138.8) Income from insurance products 135.8 (33.9) 101.9 Fee income 17.8 - 17.8 Investment income not allocated to product lines 38.3 - 38.3 Expenses not allocated to product lines (19.8) - (19.8) Operating earnings before taxes 172.1 (33.9) 138.2 Income tax (expense) benefit on operating income (38.2) 7.5 (30.7) Net operating income (2) 133.9$ (26.4)$ 107.5$ Net operating income per diluted share (2) 1.18$ 0.23$ 0.95$ Three months ended December 31, 2023 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Impacts arising from our comprehensive annual actuarial review. (2) A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q23 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q23 SIGNIFICANT ITEMS

28 Insurance product margin Annuity 57.0$ -$ 57.0$ Health 123.2 - 123.2 Life 59.8 - 59.8 Total insurance product margin 240.0 - 240.0 Allocated expenses (153.2) - (153.2) Income from insurance products 86.8 - 86.8 Fee income (2.9) - (2.9) Investment income not allocated to product lines 38.4 - 38.4 Expenses not allocated to product lines 7.5 (21.7) (1) (14.2) Operating earnings before taxes 129.8 (21.7) 108.1 Income tax (expense) benefit on operating income (28.5) 4.8 (23.7) Net operating income (2) 101.3$ (16.9)$ 84.4$ Net operating income per diluted share (2) 0.88$ (0.14)$ 0.74$ Three months ended September 30, 2023 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals. (2) A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 3Q23 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q23 SIGNIFICANT ITEMS

29 Insurance product margin Annuity 50.8$ 3.2$ (1) 54.0$ Health 140.4 (18.3) (1) 122.1 Life 43.3 14.4 (1) 57.7 Total insurance product margin 234.5 (0.7) 233.8 Allocated expenses (149.1) - (149.1) Income from insurance products 85.4 (0.7) 84.7 Fee income 9.2 - 9.2 Investment income not allocated to product lines 25.2 - 25.2 Expenses not allocated to product lines (12.8) (12.8) Operating earnings before taxes 107.0 (0.7) 106.3 Income tax (expense) benefit on operating income (24.1) 0.2 (23.9) Net operating income (2) 82.9$ (0.5)$ 82.4$ Net operating income per diluted share (2) 0.71$ -$ 0.71$ Three months ended December 31, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Impacts arising from our comprehensive annual actuarial review. (2) A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q22 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q22 SIGNIFICANT ITEMS

QUARTERLY EARNINGS

	2Q23	3Q23	4Q23	1Q24	2Q24
Insurance product margin					
Annuity	$ 57.1	$ 57.0	$ 63.6	$ 52.0	$ 76.1
Health	108.2	123.2	146.4	123.0	135.9
Life	57.9	59.8	64.6	54.6	63.1
Total insurance product margin	223.2	240.0	274.6	229.6	275.1
Allocated expenses	(149.5)	(153.2)	(138.8)	(161.6)	(154.6)
Income from insurance products	73.7	86.8	135.8	68.0	120.5
Fee income	0.6	(2.9)	17.8	11.3	0.8
Investment income not allocated to product lines	28.0	38.4	38.3	12.3	44.8
Expenses not allocated to product lines	(21.1)	7.5	(19.8)	(16.8)	(17.5)
Operating earnings before taxes	81.2	129.8	172.1	74.8	148.6
Income tax expense on operating income	(18.9)	(28.5)	(38.2)	(17.3)	(34.0)
Net operating income*	62.3	101.3	133.9	57.5	114.6
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses	(31.3)	(20.1)	1.4	(4.6)	(21.9)
Net change in market value of investments recognized in earnings	(4.0)	(9.2)	8.8	12.4	4.7
Changes in fair value of embedded derivative liabilities and market risk benefits	50.4	109.4	(124.6)	64.0	16.8
Fair value changes related to agent deferred compensation plan	-	6.8	(10.3)	-	3.5
Other	(0.2)	(1.1)	(1.3)	(0.4)	(1.1)
Non-operating income (loss) before taxes	14.9	85.8	(126.0)	71.4	2.0
Income tax (expense) benefit on non-operating income (loss)	(3.5)	(19.8)	28.4	(16.6)	(0.3)
Net non-operating income (loss)	11.4	66.0	(97.6)	54.8	1.7
Net income	$ 73.7	$ 167.3	$ 36.3	$ 112.3	$ 116.3

* Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. The income tax expense or benefit allocated to the items included in net non-operating income (loss) represents the current and deferred income tax expense or benefit allocated to the items included in non-operating earnings. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of net operating income to net income applicable to common stock is provided in the above table.

(dollars in millions)

CNO FINANCIAL GROUP 30

31 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

32 A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows: (dollars in millions, except per-share amounts) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2Q23 3Q23 4Q23 1Q24 2Q24 Net income applicable to common stock 73.7$ 167.3$ 36.3$ 112.3$ 116.3$ Non-operating items: Net realized investment (gains) losses from sales and impairments 31.3 20.1 (1.4) 4.6 21.9 Net change in market value of investments recognized in earnings 4.0 9.2 (8.8) (12.4) (4.7) Changes in fair value of embedded derivative liabilities and market risk benefits (50.4) (109.4) 124.6 (64.0) (16.8) Fair value changes related to the agent deferred compensation plan - (6.8) 10.3 - (3.5) Other 0.2 1.1 1.3 0.4 1.1 Non-operating (income) loss before taxes (14.9) (85.8) 126.0 (71.4) (2.0) Income tax expense (benefit) on non-operating income 3.5 19.8 (28.4) 16.6 0.3 Net non-operating (income) loss (11.4) (66.0) 97.6 (54.8) (1.7) Net operating income (a non-GAAP financial measure) 62.3$ 101.3$ 133.9$ 57.5$ 114.6$ Per diluted share: Net income 0.64$ 1.46$ 0.32$ 1.01$ 1.06$ Net realized investment (gains) losses from sales and impairments (net of taxes) 0.21 0.14 (0.01) 0.03 0.15 Net change in market value of investments recognized in earnings (net of taxes) 0.02 0.06 (0.06) (0.08) (0.03) Changes in fair value of embedded derivative liabilities and market risk benefits (net of taxes) (0.33) (0.74) 0.85 (0.44) (0.12) Fair value changes related to the agent deferred compensation plan (net of taxes) - (0.05) 0.07 - (0.02) Other - 0.01 0.01 - 0.01 Net operating income (a non-GAAP financial measure) 0.54$ 0.88$ 1.18$ 0.52$ 1.05$

33 A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2Q23 3Q23 4Q23 1Q24 2Q24 Operating income 62.3$ 101.3$ 133.9$ 57.5$ 114.6$ Weighted average shares outstanding for basic earnings per share 114,273 112,689 111,590 108,964 107,731 Effect of dilutive securities on weighted average shares: Employee benefit plans 1,377 1,773 2,067 1,881 1,527 Weighted average shares outstanding for diluted earnings per share 115,650 114,462 113,657 110,845 109,258 Net operating income per diluted share 0.54$ 0.88$ 1.18$ 0.52$ 1.05$

34 Book value per diluted share Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested, and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows: (dollars in millions, except share and per-share amounts) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2Q23 3Q23 4Q23 1Q24 2Q24 Total shareholders' equity 1,995.8$ 1,890.1$ 2,215.6$ 2,367.7$ 2,428.9$ Shares outstanding for the period 113,673,882 112,163,169 109,357,540 108,568,594 106,513,566 Book value per share 17.56$ 16.85$ 20.26$ 21.81$ 22.80$ Total shareholders' equity 1,995.8$ 1,890.1$ 2,215.6$ 2,367.7$ 2,428.9$ Accumulated other comprehensive loss (1,733.5) (1,956.7) (1,576.8) (1,480.3) (1,464.3) Adjusted shareholders' equity excluding AOCI 3,729.3$ 3,846.8$ 3,792.4$ 3,848.0$ 3,893.2$ Shares outstanding for the period 113,673,882 112,163,169 109,357,540 108,568,594 106,513,566 Dilutive common stock equivalents related to: Stock options, restricted stock and performance units 1,629,412 1,811,501 2,392,716 1,467,901 1,626,443 Diluted shares outstanding 115,303,294 113,974,670 111,750,256 110,036,495 108,140,009 Book value per diluted share (a non-GAAP measure) 32.34$ 33.75$ 33.94$ 34.97$ 36.00$

35 Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, fair value changes related to the agent deferred compensation plan, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

36 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2Q23 3Q23 4Q23 1Q24 2Q24 Operating income 281.7$ 305.1$ 356.1$ 355.0$ 407.3$ Operating income, excluding significant items 281.2$ 287.7$ 312.8$ 311.7$ 364.0$ Net income 286.8$ 278.2$ 276.5$ 389.6$ 432.2$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,519.3$ 3,582.8$ 3,631.5$ 3,650.0$ 3,648.4$ Average common shareholders' equity 1,931.5$ 1,918.3$ 1,977.5$ 2,075.3$ 2,171.4$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.0% 8.5% 9.8% 9.7% 11.2% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.0% 8.0% 8.6% 8.5% 10.0% Return on equity 14.8% 14.5% 14.0% 18.8% 19.9% Twelve Months Ended

37 The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) (a) The significant items have been discussed in either the current or prior press releases. (Continued on next page) Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income (loss) Net income - trailing four quarters 3Q22 77.9$ -$ 77.9$ 260.1$ 175.9$ 592.6$ 4Q22 82.9 (0.5) 82.4 342.5 38.0 630.6 1Q23 58.6 - 58.6 336.6 (0.8) 446.4 2Q23 62.3 - 62.3 281.2 73.7 286.8 3Q23 101.3 (16.9) 84.4 287.7 167.3 278.2 4Q23 133.9 (26.4) 107.5 312.8 36.3 276.5 1Q24 57.5 - 57.5 311.7 112.3 389.6 2Q24 114.6 - 114.6 364.0 116.3 432.2 INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

38 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2Q23 3Q23 4Q23 1Q24 2Q24 Pre-tax operating earnings (a non-GAAP financial measure) 365.6$ 394.4$ 459.5$ 457.9$ 525.3$ Income tax expense (83.9) (89.3) (103.4) (102.9) (118.0) Operating return 281.7 305.1 356.1 355.0 407.3 Non-operating items: Net realized investment losses from sales and impairments (71.9) (91.3) (62.7) (54.6) (45.2) Net change in market value of investments recognized in earnings (31.9) (24.1) (6.3) 8.0 16.7 Changes in fair value of embedded derivative liabilities and market risk benefits 99.5 78.3 (29.9) 99.2 65.6 Fair value changes and amendment related to the agent deferred compensation plan 12.2 7.0 (3.5) (3.5) - Other (2.0) (5.1) (0.3) (3.0) (3.9) Non-operating income (loss) before taxes 5.9 (35.2) (102.7) 46.1 33.2 Income tax (expense) benefit on non-operating income (loss) (0.8) 8.3 23.1 (11.5) (8.3) Net non-operating income (loss) 5.1 (26.9) (79.6) 34.6 24.9 Net income 286.8$ 278.2$ 276.5$ 389.6$ 432.2$ Twelve Months Ended

39 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) 1Q22 2Q22 3Q22 4Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,141.7$ 3,329.0$ 3,510.3$ 3,557.1$ Net operating loss carryforwards 238.2 214.7 190.9 169.0 Accumulated other comprehensive loss (561.5) (1,415.8) (1,837.8) (1,957.3) Common shareholders' equity 2,818.4$ 2,127.9$ 1,863.4$ 1,768.8$ 1Q23 2Q23 3Q23 4Q23 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,543.8$ 3,603.0$ 3,744.2$ 3,712.8$ Net operating loss carryforwards 152.4 126.3 102.6 79.6 Accumulated other comprehensive loss (1,664.4) (1,733.5) (1,956.7) (1,576.8) Common shareholders' equity 2,031.8$ 1,995.8$ 1,890.1$ 2,215.6$ 1Q24 2Q24 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,536.8$ 3,596.7$ Net operating loss carryforwards 311.2 296.5 Accumulated other comprehensive loss (1,480.3) (1,464.3) Common shareholders' equity 2,367.7$ 2,428.9$ INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

40 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2Q23 3Q23 4Q23 1Q24 2Q24 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,519.3$ 3,582.8$ 3,631.5$ 3,650.0$ 3,648.4$ Net operating loss carryforwards 170.7 148.6 126.4 135.1 176.2 Accumulated other comprehensive loss (1,758.5) (1,813.1) (1,780.4) (1,709.8) (1,653.2) Common shareholders' equity 1,931.5$ 1,918.3$ 1,977.5$ 2,075.3$ 2,171.4$ Trailing Four Quarter Average

41 Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows: (dollars in millions) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2022 2023 1Q24 2Q24 Corporate notes payable 1,138.8$ 1,140.5$ 1,141.0$ 1,832.3$ Total shareholders' equity 1,768.8 2,215.6 2,367.7 2,428.9 Total capital 2,907.6$ 3,356.1$ 3,508.7$ 4,261.2$ Corporate debt to capital 39.2% 34.0% 32.5% 43.0% Corporate notes payable 1,138.8$ 1,140.5$ 1,141.0$ 1,832.3$ Total shareholders' equity 1,768.8 2,215.6 2,367.7 2,428.9 Less accumulated other comprehensive (income) loss 1,957.3 1,576.8 1,480.3 1,464.3 Total capital 4,864.9$ 4,932.9$ 4,989.0$ 5,725.5$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 23.4% 23.1% 22.9% 32.0% Corporate notes payable 1,832.3$ Assumed repayment of 2025 notes, net of unamortized debt issuance costs (499.0) Adjusted corporate notes payable 1,333.3$ Total shareholders' equity 2,428.9$ Less accumulated other comprehensive loss 1,464.3 Loss on assumed extinguishment of debt (0.8) Adjusted shareholders' equity 3,892.4$ Adjusted total capital 5,225.7$ Debt to total capital ratio, excluding AOCI, as adjusted for the assumed repayment of the 2025 Notes (a non-GAAP financial measure) 25.5%